Exhibit 3.5.27

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HHI FUNDING II, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF SEPTEMBER, A.D. 2009, AT 11:55 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HHI FUNDING II, LLC”.

	[SEAL]
		/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
4736696 8100H		AUTHENTICATION:	1768381
141277302		DATE:	10-09-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:38 PM 09/30/2009 FILED 11:55 AM 09/30/2009 SRV 090897002 – 4736696 FILE

CERTIFICATE OF FORMATION

OF

HHI FUNDING II, LLC

Pursuant to 6 Del. C. § 18-201

1. The name of the limited liability company is HHI Funding II, LLC.

2. The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

3. The term of the limited liability company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 30th day of September, 2009.

/s/ Daniel R. Gross
Daniel R. Gross
Authorized Person